Exhibit 10(n)                                             3/06/95

              JAMES RIVER CORPORATION OF VIRGINIA

                    1995 PROFIT SHARING PLAN

                     FOR SALARIED EMPLOYEES



               Effective as of December 26, 1994



     JAMES RIVER CORPORATION OF VIRGINIA, a Virginia corporation

(the "Company"), hereby adopts the 1995 Profit Sharing Plan for

Salaried Employees (the "Plan").  This Plan supersedes the

Company's prior Profit Sharing Plan for Salaried Employees, and is effective for the Company's fiscal year beginning December 26,

1994 and subsequent years.  The Plan has been adopted by the

Board of Directors of the Company.

     1.        Purpose.  The Plan is a bonus plan and is intended to

advance the interests of the Company by providing eligible

salaried employees with annual incentives to increase the

productivity of the Company and its Subsidiaries.

     2.        Definitions.  Whenever used in the Plan, the following

terms shall have the meanings set forth below unless the context clearly requires a different meaning:

          (a)       Business.  Each of the Company's principal U.S.,

     Canadian and Mexican businesses, which presently consist of the

     Communications Papers Business, the Consumer Products Business

     and the Food and Consumer Packaging Business.

                                   E-2

          (b)       Business Pool.  The amount designated to be paid as

     profit sharing awards for eligible employees of a Business pursuant to Section 6.

          (c)       Committee.  The compensation committee appointed

     by the Board to administer this Plan pursuant to Section 8.

          (d)       Company.  James River Corporation of Virginia and any

     successor by merger or otherwise.

          (e)       Corporate Staff.  The departments of the Company's

     central corporate staff.

          (f)       Corporate Staff Pool.  The amount designated to be paid

     as profit sharing awards for eligible Corporate Staff employees pursuant to Section 5.

          (g)       Disabled.  The meaning given this term in the James

     River Corporation of Virginia Long Term Disability Plan, as in

     effect from time to time.

          (h)       Divestiture.  A sale or other divestiture by the

     Company of all or a significant part of the business unit in which an employee is employed.

          (i)       Early Retirement Date.  The meaning given this

     term in the James River Corporation of Virginia Retirement

     Plan for Salaried and Other Non-Bargaining Unit Employees,

     as in effect from time to time.

          (j)       Free Cash Flow.  Cash flow from operations, less

     capital spending, and less preferred and common stock dividends.

          (k)       Internal Revenue Code.  The Internal Revenue Code

     of 1986, as amended.

          (l)       Job Elimination.  The elimination of an employee's

     position under circumstances in which the employee is

     entitled to salary continuation under the terms of the James

     River Corporation of Virginia Salary Continuation Plan, as

     in effect from time to time.

          (m)       Maximum Pool.  The maximum amount that may be paid as

     profit sharing awards under the Plan for a year.

          (n)       Normal Retirement Date.  The meaning given this

     term in the James River Corporation of Virginia Retirement

     Plan for Salaried and Other Non-Bargaining Unit Employees,

     as in effect from time to time.

          (o)       Performance Graph.  The objective formula, as

     described on the attached Chart 1 (and as modified from time to time), that will be used to determine eligible employees'

     profit sharing awards for a fiscal year.

          (p)       Plan.  The James River Corporation of Virginia

     1995 Profit Sharing Plan for Salaried Employees.

          (q)       RL.  The responsibility level assigned to an

     employee pursuant to the attached Chart 2.

          (r)       Salary.  An employee's base salary in effect as of

     the last day of the fiscal year (pro rated for employees who are entitled only to a pro rata distribution), plus, in the case of a non-exempt employee, any overtime paid to the

     employee during the fiscal year.  A non-exempt employee is an employee who is not exempt from the minimum wage and

     maximum hour requirements of the Fair Labor Standards Act.

          (s)       Subsidiary.  An entity that is included as a

     consolidated subsidiary in the Company's consolidated

     financial statements for the year.  The term "Subsidiary"

     does not include a joint venture or any other entity for any period in which it is not included as a consolidated

     subsidiary in the Company's consolidated financial statements.

     3.        Eligibility.

          (a)       Except as provided below, all regular non-bargaining

unit salaried employees of the Company and its U.S., Canadian and

Mexican Subsidiaries are eligible to participate in the Plan.

The Committee may exclude specified groups of employees from participation in the Plan for a particular fiscal year.  At the beginning of each fiscal year, the Committee will identify in writing the eligible group of employees for the year and any employees who are to be excluded.

          (b)       Employees who transfer to eligible status during a

fiscal year will be eligible to participate in the Plan on a time-

weighted basis from the first day of the month following their date of eligibility.  Employees who transfer to an ineligible status will be eligible to receive pro rata awards for the

portion of the fiscal year (including the month in which the transfer occurs) in which the employees were actively at work in an eligible position.

          (c)       Except as set forth below, only employees who are

employed by the Company or a U.S., Canadian or Mexican Subsidiary

through the end of the applicable fiscal year shall be eligible to receive awards for the fiscal year.  Employees who are hired during the fiscal year in an eligible position will participate in the Plan on a time-weighted basis from the first day of the month following their date of employment.  Employees who die,

become Disabled or retire on or after their Early Retirement Date or Normal Retirement Date, and employees whose employment is terminated on account of temporary layoff, Job Elimination or a

Divestiture of the business unit in which the employee is

employed, will be eligible to receive pro rata awards for the portion of the fiscal year (including the month in which the event occurs) during which the employees were actively employed by the Company or a Subsidiary in an eligible position.  For purposes of the Plan, an employee's employment in an eligible position will be considered to be terminated on account of a

Divestiture if the employee ceases to be employed by the Company and its Subsidiaries as of the date of, and as a direct result of, the Divestiture of the business unit in which the employee is employed.

          (d)       Employees of Jamont N.V. and other foreign operations

(other than employees of Canadian and Mexican Subsidiaries) will not be eligible to participate in the Plan.

     4.        Criteria for Profit Sharing Awards.

          (a)    At the beginning of each fiscal year, the Committee will

establish a Performance Graph for the year, which will indicate the percentage of pre-tax, pre-profit sharing, post-preferred stock dividend profits that will be available for profit sharing awards, based on return on equity for the year.  The attached

Chart 1 will be the Performance Graph for the fiscal year

beginning in December, 1994 and each subsequent year until the

Committee revises Chart 1.

          (b)       At the end of each fiscal year, the Committee will

determine a Maximum Pool by applying the Company's consolidated pre-tax, pre-profit sharing, post-preferred stock dividend

profits and return on equity for the year to the Performance

Graph.  The Committee will make this determination based on the

Company's audited consolidated financial statements, excluding extraordinary charges and income.  The financial performance of

Jamont N.V. and other foreign operations will be taken into

account for purposes of calculating the Maximum Pool.  The

Maximum Pool will be the maximum amount that will be available for profit sharing awards for the year.

          (c)       Notwithstanding anything in the Plan to the contrary:

                    (i)       The Committee may reduce the Maximum Pool, the

Corporate Staff Pool or any Business Pool before the end of the fiscal year if the Committee deems a reduction to be in the best interests of the Company.

                    (ii)       If the Company, on a consolidated basis, has

no Free Cash Flow for the year, then no profit sharing awards will be paid for the year.

                    (iii)      If a Business has no Free Cash Flow for

the year, then no profit sharing awards will be paid with respect to that Business for the year.

          (d)       Each eligible employee will be assigned to one or more

of the Businesses or to the Corporate Staff, based on the

employee's work responsibilities.  An employee who works for more than one Business or for a Business and the Corporate Staff will be assigned to each group on a pro rata basis.  Employees of the

Company's Fiber Business, including the Fiber Procurement and

Fiber Sales groups, will be assigned to one or more of the

Businesses or to the Corporate Staff, based on the employee's work responsibilities.

          (e)       Each eligible employee will be assigned a

responsibility level ("RL") equating to the employee's salary grade level according to Chart 2.

          (f)       Awards will be calculated for each eligible employee

based on the employee's Salary multiplied by the applicable bonus percentage.  The bonus percentage will be determined by the

applicable formula described in Section 5 or 6 below.

     5.   Profit Sharing Pool for Corporate Staff Employees.

          (a)       At the end of each fiscal year, after the Maximum Pool

is determined pursuant to Section 4, the Committee shall compute the Corporate Staff Pool by the following formula, which shall be based on the total eligible Corporate Staff payroll expense for the year and the total payroll expense for all eligible employees

(including Corporate Staff and Business employees) for the year:

Corporate      Corporate Staff
Staff Pool  =  Payroll Expense /        X    Maximum Pool
               Payroll Expense for
               All Eligible Employees

          (b)       The Committee will then calculate individual awards for

all eligible Corporate Staff employees by applying the following formula:

Individual = Employee's X Employee's RL /  X  Corporate Staff Pool
Award        Salary       Total Eligible
                          Corporate Staff
                          Employees' RL-
                          Adjusted Salaries

The profit sharing award for each eligible Corporate Staff

employee for the year will be the amount computed for the

employee according to the foregoing formula.

     6.   Profit Sharing Pool for Business Employees.

          (a)       At the end of each fiscal year, the Committee will

compute a preliminary Business Pool for each Business, based on

Chart 1 and the pre-tax, pre-profit sharing, post-preferred stock dividend profits and return on equity of each Business for the year.  The pre-tax, pre-profit sharing, post-preferred stock dividend profits and return on equity of each Business will be determined by the Committee based on stand-alone Business

financials.  Stand-alone Business financials will include the allocation of the Fiber Business balance sheet and profit and loss statement, as well as the allocation of those balance sheet and profit and loss items not directly attributable to a

Business.  The allocation of these items will be based on agreed upon methodologies.

          (b)       The sum of the Business Pools may not exceed the

Maximum Pool for the year.  If the sum of the Business Pools would otherwise exceed the Maximum Pool, each Business Pool will be reduced, pro rata, so that the total amount of the Business

Pools is equal to the Maximum Pool.  Each adjusted Business Pool will be further adjusted by a proportional allocation of the

Corporate Staff Pool.  Allocation of the Corporate Staff Pool

will be determined according to stand-alone Business

methodologies.

          (c)       After each Business Pool is determined, individual

awards will be calculated for all eligible employees of that

Business, as follows:

Individual = Employee's X Employee's RL /   X Business Pool
Award        Salary       Total Eligible
                          Business
                          Employees' RL-
                          Adjusted Salaries

The profit sharing award for each eligible Business employee for the year will be the amount computed according to the foregoing formula.



     7.   Payment of Awards.

          (a)       An employee's profit sharing award for a fiscal year

will be the award computed for the employee pursuant to Section 5 or 6, as applicable.  Awards shall be paid in cash as soon as is practicable following the end of the fiscal year for which they are computed.  All awards under the Plan shall be paid subject to federal, state and local income and payroll tax withholding.

          (b)       An employee shall receive no profit sharing award for a

year if the employee's employment with the Company and its

Subsidiaries terminates before the last day of the fiscal year for any reason other than death, Disability, retirement on or after the employee's Early Retirement Date or Normal Retirement

Date, temporary layoff, Job Elimination or a Divestiture of the business unit in which the employee is employed.  An employee who terminates employment for one of the reasons described in the preceding sentence shall receive a pro rata award to the extent described in Section 3(c).  An employee shall not forfeit an award if the employee terminates employment after the end of the applicable fiscal year but before the distribution of the award for such year.

          (c)       If an employee dies and is subsequently entitled to

receive an award under the Plan, the award shall be paid to the personal representative of the employee's estate.

     8.   Administration.

          (a)       The Plan shall be administered by a compensation

committee (the "Committee") appointed by the Board of Directors of the Company to administer the Plan.

          (b)       The Committee may adopt rules and regulations for

carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company.  The Committee has the express discretionary authority to construe and interpret the Plan, to resolve any ambiguities, and to make determinations with respect to the eligibility for, amount of and payment of benefits.  The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     9.   Rights.  Participation in the Plan and the right to

receive compensation under the Plan shall not give an employee any proprietary interest in the Company, any Subsidiary or any of their assets.  No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan.  An employee shall for all purposes be a general creditor of the Company.  The interests of an employee cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

Nothing in the Plan shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company and its Subsidiaries to discharge an employee at any time for any reason whatsoever, with or without cause.

     10.  Claims Procedure.

          (a)       Each eligible employee shall be entitled to file with

the Committee a written claim for benefits under this Plan.  The

Committee will review the claim.  If the claim is denied, in whole or in part, the Committee will furnish the claimant, within

90 days after the Committee's receipt of the claim (or within 180 days after such receipt, if special circumstances require an extension of time), a written notice of denial of the claim

containing the following:

               (i)       Specific reasons for the denial,

              (ii)       Specific reference to the pertinent Plan

          provisions on which the denial is based,

             (iii)        A description of any additional material

          or information necessary for the claimant to perfect the claim,

          and an explanation of why the material or information is

          necessary, and

              (iv)        An explanation of the claims review

          procedure.

          (b)       The claimant may request a review of the claim denial

by an appeals committee appointed by the Board of Directors of the Company.  The review may be requested in writing at any time within 90 days after the claimant receives written notice of the denial of his claim.  The committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

               (i)       Permit the claimant to review any documents that are

          pertinent to the claim,

              (ii)       Permit the claimant to submit to the

          committee issues and comments in writing, and

             (iii)        Afford the claimant an opportunity to

          meet with a quorum of the committee as part of the review

          procedure.

The committee's decision on review shall be made in writing and shall be issued within 60 days following receipt of the request for review.  The period for decision may be extended to a date not later than 120 days after such receipt if the committee

determines that special circumstances require an extension.  The decision on review shall include specific reasons for the

decision and specific references to the Plan provisions on which the decision of the committee is based.

     11.  Successors.  The Plan shall be binding on the employees and their personal representatives.  If the Company becomes a party to any merger or consolidation, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.

     12.  Amendment and Termination.  The Board may amend or

terminate the Plan at any time as it deems appropriate; provided that no amendment or termination of the Plan after the end of a fiscal year may increase or decrease the total profit sharing awards for the fiscal year just ended.

     13.  Interpretation.  The Plan shall be interpreted

according to the laws of the Commonwealth of Virginia, except to the extent that federal law applies.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 23rd day of March, 1995.



                              JAMES RIVER CORPORATION OF VIRGINIA



                              By: /s/ Robert C. Williams

Appendix (1) Exhibit 10(n)

Narrative description of graphic material pursuant to Rule 304(a) of Regulation S-T

Chart 1: A graph showing the corporate return on equity on the x-axis ranging from zero to thirty and the profit sharing pool as a percent of pretax dollars on the y-axis ranging from zero to ten.

     The curve starts at two on the x-axis and intersects at 8.5% pretax dollars and 10% corporate return on equity and then flattens out at 9% net pretax profit from 14% to 30% corporate return on equity.

Chart 2: A chart showing salary grades (SG), ranging from 20 to 39, A to M, and E1 to E6 with the corresponding responsibility levels (RL) for each grade ranging from .50 to .61, .64 to 4.00, and 4.40 to 6.35, respectively.